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                                                                   Exhibit 10.71

     Surrendered to SBS Trust Deed Network with request for reconveyance.

                                 STRAIGHT NOTE
                 (This Note contains an acceleration clause.)


$200,000.00                     Orange, California             November 23, 1999


Upon demand after date, for value received, I/We, the undersigned, jointly and severally, promise to pay to TIME OUT, LLC, or order, at such place as designated by beneficiary the sum of TWO HUNDRED THOUSAND AND NO/100 _____________ Dollars, with interest from _________ until paid, at the rate of 8.00% per cent, per annum, payable monthly installments of $10,000.00, plus interest, or more, commencing on the _____ day of December, 1999 and continuing monthly thereafter until on or before the _____ day of May, 2000, at which time the entire unpaid principal balance plus accrued interest, if any, shall become immediately due and payable.


If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment of interest when due, then the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. Should suit be commenced to collect this note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. Principal and interest payable in lawful money of the United States of America. This note is secured by a certain DEED OF TRUST to SBS TRUST DEED NETWORK, a California corporation, as TRUSTEE and a Letter of Credit from Capstone Capital, LLC, to guarantee monthly installments and balloon payment.

LLO-Gas, Inc.

By: /s/ John Castellucci                     By: /s/ John Castellucci
   ---------------------------------            ------------------------------
    John Castellucci, CEO/Chairman               John Castellucci, Personally

                               S.B.S. TRUST DEED
                               -----------------
                                 N E T W O R K